Exhibit 99.1

First Advantage Announces Promotion of Joelle Smith to President, First Advantage

This strategic appointment underscores the Company’s commitment to advancing its background screening, identity, and verifications technology, enabling faster and more efficient solutions for customers

ATLANTA, Sept. 11, 2024—First Advantage Corporation (NASDAQ: FA), a leading provider of employment background screening, identity, and verification solutions, today announced the promotion of Joelle Smith to President, First Advantage, effective Sept. 16, 2024.

Previously serving as President, Data, Technology, and Experience, Smith has been instrumental in driving First Advantage’s technology vision and growth. In her new role, Smith will continue to strategically lead the product, data, and technology organizations, and will also assume responsibility for the Company’s go-to-market teams, including sales, customer success, and marketing.

“First Advantage is at the leading edge of product and technology innovation, addressing the evolving needs of our customers. With the emergence of more AI and digital products in background screening, identity, and verifications, First Advantage is aligning our go-to-market and product organizations under one leader to drive better and faster speed-to-market, growth, and market differentiation. With Joelle at the helm of our global go-to-market, product, data, and technology teams, we are well-positioned to continue our strategic growth, invest in AI and digital offerings, and provide exceptional value to our customers,” said First Advantage Chief Executive Officer Scott Staples.

“It’s an exciting time for the Company and we look forward to continuing our mission of providing high-quality, fast background screening and verification solutions to help organizations across various industries accelerate their hiring, mitigate risk, make informed decisions, and improve the applicant experience,” Staples concluded.

Smith joined First Advantage in 2017 and has played a key role in streamlining technology and product operations, contributing to the Company’s successful IPO in June 2021, and launching new products to generate revenue streams and uphold First Advantage’s competitive position in the market. Promoted to President, Data, Technology, and Experience in 2022 following her success as Chief Experience Officer since 2020, Smith has been a driving force behind First Advantage’s strategic growth through innovative and patent-pending products, and operational excellence.

Throughout her career, Smith has been recognized as a leader of transformative growth initiatives with a strong focus on customer experience. She has held executive roles in sales, software, and data science across various industries, including capital markets, financial services, travel, transportation, and hospitality. Among her many accolades, Smith was honored with the Women Worth Watching award by Profiles in Diversity Journal in 2016, an Inspiring Leaders Award from Inspiring Workplaces, and was named a “Most Influential TA Thought Leader” by TAtech.org. Additionally, Smith was recognized on Constellation Research’s Business Transformation 150, an elite list of global executives leading business transformation efforts.

About First Advantage

First Advantage (NASDAQ: FA) is a leading provider of employment background screening, identity, and verification solutions, managing one of the earliest and most important interactions between an applicant and an organization. Enabled by its proprietary technology, First Advantage delivers innovative services and insights that help customers mitigate risk and hire the best talent: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories on behalf of its more than 30,000 customers. For more information about how to hire smarter and onboard faster with First Advantage, visit the Company’s website at https://fadv.com/.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify, including those described under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (SEC), which are accessible on the SEC’s website at www.sec.gov. Any forward-looking statements included in this press release or our SEC filings are made only as of their respective dates, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Media Contact:
Mariah Mellor
Senior Director, Corporate Communications
Mariah.Mellor@fadv.com
(888) 314-9761

Investor Contact:

Stephanie Gorman
Vice President, Investor Relations
Investors@fadv.com
(888) 314-9761